Exhibit 99.1

TheZenith

PRESS RELEASE

ZENITH DECLARES QUARTERLY DIVIDEND

WOODLAND HILLS, CALIFORNIA, December 2, 2004                                         Zenith National Insurance Corp. (NYSE:ZNT) today declared a regular quarterly cash dividend of $0.28 per share on its outstanding shares.  The dividend is payable February 14, 2005 to stockholders of record at the close of business on January 31, 2005.

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